                                                                    Exhibit 23.6




      CONSENT OF BOBBITT, PITTENGER & COMPANY, P.A., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation for the registration of 163,499 shares of its common stock and to the incorporation by reference therein of our report dated April 23, 1999 on our audits of the financial statements of Guaranty Bank & Trust Company.

/s/ Bobbitt, Pittenger & Company,P.A.

Sarasota, Florida
September 15, 1999